Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Reports

First Quarter 2020 Results and COVID-19 Response Actions

First Quarter Highlights

"	Total Revenues of $941.5 million
"	Net Loss of $2,176.3 million, including $1,851.9 million of non-cash impairment charges
"	Adjusted Net Loss of $231.6 million
"	Adjusted EBITDA of $3.1 million
"	Cash balance as of March 31, 2020 of $299.8 million

LEAWOOD, KANSAS - (June 9, 2020) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”), today reported results for the first quarter ended March 31, 2020.

Company Results

AMC’s 2020 fiscal year started strongly with total revenues up nearly 10% compared to the prior year through February.  However, as theatres in Italy and across Europe began closing in late February and social distancing practices were initiated in the U.S. in response to the ensuing COVID-19 global pandemic, attendance and revenues began to deteriorate in early March.

On March 17, 2020, in response to COVID-19 safety concerns for our associates and guests, and in compliance with local, state and federal directives, AMC suspended operations at all domestic and international theatres, resulting in virtually no revenue for the Company for the remaining two weeks of the first quarter.

“These are truly unprecedented times. I join with all our employees around the world to offer our sympathies to those affected by the coronavirus, as well as our sincerest gratitude to those on the front lines,” said Adam Aron, CEO and President of AMC. “After starting the year with two solid months of revenue growth compared to last year, in mid-March we were forced to pivot the entire company to respond to the effects of the pandemic.”

Aron continued, “Our top priorities remain the safety and well-being of our guests and associates, combined with our taking sweeping actions to preserve the long term viability of AMC Entertainment. In response to the suspension of theatre operations, AMC took swift action to achieve three priorities – 1) dramatically reduce our cash burn, including furloughing all of our U.S. executives and employees and the vast majority of our global workforce, as well as eliminating non-essential operating and capital expenditures, 2) strengthen our liquidity by working with our landlord and studio partners to defer or abate theatre and film rents, respectively, as well as raising an additional $500 million of public market debt, and 3) preserving our capabilities and commencing comprehensive planning efforts to effectively reopen our theatres when it is safe and smart to do so.”

Aron concluded, “We are confident we are taking the necessary steps on a broad array of fronts to ensure AMC’s future success as we navigate these turbulent and uncertain times.”

Key Financial Results    (presented in millions, except operating data)

	Quarter Ended March 31,
	2020	2019	Change
GAAP Results*
Revenue	$941.5	$1,200.4	(21.6)%
Net loss	$(2,176.3)	$(130.2)	$(2,046.1)
Net cash provided by (used in) operating activities	$(184.0)	$1.4	$(185.4)
Net loss for basic and diluted loss per share	$(20.88)	$(1.25)	$(19.63)
Non-GAAP Results**
Total revenues (2020 constant currency adjusted)	$948.8	$1,200.4	(21.0)%
Adjusted EBITDA	$3.1	$108.2	(97.1)%
Adjusted EBITDA (2020 constant currency adjusted)	$2.8	$108.2	(97.4)%
Adjusted Free Cash Flow	$(220.0)	$(49.8)	$(170.2)
Free cash flow	$(275.7)	$(113.4)	$(162.3)
Adjusted net loss for basic and diluted loss per share	$(2.22)	$(0.98)	$(1.24)
Operating Metrics
Attendance (in thousands)	60,495	79,825	(24.2)%
U.S. markets attendance (in thousands)	39,669	54,979	(27.8)%
International markets attendance (in thousands)	20,826	24,846	(16.2)%
Average screens	8,873	10,684	(17.0)%

* Please refer to our form 10-Q filed today for a discussion of items included in GAAP net loss.

 ** Please refer to the tables included later in this press release for definitions and full reconciliations of non-U.S. GAAP financial measures.

Balance Sheet, Cash and Liquidity

AMC's top financial priority remains liquidity management. Accordingly, the Company has taken the following actions:

•	During the three months ended March 31, 2020, drew down approximately $325 million (full availability) under existing revolving credit facilities:
o	$215 million (the full availability net of letters of credit) under our $225.0 million senior secured revolving credit facility due April 22, 2024.
o	£89.2 million (approximately $110 million in USD, the full availability net of letters of credit) under our £100 million revolving credit facility due February 14, 2022.
•	In April 2020, issued $500 million of 10.5% first lien notes due 2025.
•	Working with our landlords, studio, and other business partners to manage, defer, and/or abate certain cash costs during suspended operations at our theatres.
•	Introduced an active cash management process, which, among other things, requires senior management approval of all outgoing payments.
•

Suspended shareholder cash returns, including the Company's stock repurchase program and future dividend payments. The suspension of any future dividends when considered in tandem with the dividend decrease of $0.17 per share in the first quarter of 2020 when compared to the first quarter of 2019, results in aggregate quarterly savings of $17.5 million.

Expense Management

The Company has taken and continues to take significant steps to preserve cash by eliminating non-essential costs, including the following:

•	Implemented measures to reduce corporate-level employment costs, including;
o	full or partial furloughs of all corporate-level company employees, including senior executives, with individual workload and salary reductions ranging from 20% to 100%.
o	cancellation of pending annual merit pay increases.
o	elimination or reduction of non-healthcare benefits, including 401(K) match. Similar corporate-

level cost reductions have occurred internationally.
•

All domestic theatre-level crew members have been fully furloughed and theatre-level management has been reduced to the minimum level necessary to begin resumption of operations when permitted. Similar efforts to reduce employment costs are being undertaken internationally consistent with applicable laws across the jurisdictions in which the Company operates.

•	Nearly all contractor roles have been suspended.
•	Suspended non-essential operating expenditures, including marketing, promotion, and travel and entertainment expenses.
•	Terminated or deferred all non-essential capital expenditures to minimum levels necessary during the suspension of operations at our theatres.
•	Natural reduction of variable expenses including cost of goods sold (e.g., film rent and food & beverage costs).

CARES Act Relief

The Company expects to receive relief from the Coronavirus Aid, Relief and Economic Security (CARES) Act in the following forms:

•	Approximately $18.5 million cash tax refunds and refundable alternative minimum tax credits with the filing of our 2019 federal and state tax returns, which have been filed.
•	Deferral of social security payroll tax matches that would otherwise be required in 2020.
•	Receipt of a payroll tax credit in 2020 for expenses related to paying wages and health benefits to employees who are not working as a result of closures and reduced receipts associated with COVID-19.

Theatre Reopening Plans

The Company is looking forward to welcoming guests to its theatres as soon as it is safe and wise to do so, as well as being permissible under local, state /provincial and federal guidelines.

To that end, we have already reopened 10 theatres in Norway, Germany, Spain and Portugal, and currently expect to be fully open globally in July. In our two largest territories, we are currently planning to reopen almost all of our U.S. and U.K. theatres in July, to be positioned to showcase Warner Bros’ release of Christopher Nolan’s TENET now slated for release on July 17th followed by Disney’s MULAN now slated for release on July 24th.

We have a very robust slate for the remainder of the year including:  UNHINGED, SAINT MAUD, ANTEBELLUM, SPONGEBOB SQUARE PANTS, WONDER WOMAN 1984, A QUIET PLACE II, THE KING’S MAN, BLACK WIDOW, SOUL, DUNE, WEST SIDE STORY and TOP GUN: MAVERICK among others. While we are in active dialogue with Universal, no movies made by Universal Studios are currently on our docket.

Many things can change between now and July, but with the safety and well-being of our associates and guests as our first priority, combined with our rebuilding a successful and thriving business, we are taking the following steps aimed at optimizing the timeliness, safety and profitability of our reopenings:

•	Maintaining close contact with local, national and international officials to understand and coordinate the timing and requirements under which we can reopen.

•

Consulting with current and former faculty from the prestigious Harvard University School of Public Health to seek guidance from the best scientists and experts on how best to create a safe environment for our guests and associates.  Personal protection equipment, cleaning protocols, limited theatre capacity, blocked seating, and other strategies are all being planned.  We are especially looking at high tech solutions as well, to aid in our sanitization techniques including the use of electrostatic sprayers, HEPA vacuums and wherever possible upgraded MERV 13 air ventilation filters.

•	Establishing a protocol partnership with the global leader in all things clean, The Clorox Company (NYSE:CLX), as they advise us as to how we can make our theatre environments as safe and clean as possible.

•	Educating our guests so that they understand the actions we are taking with their safety in mind.

•	Implementing aggressive marketing communications and promotional activity aimed at jumpstarting consumer demand.

•	Reducing our cost structure, intensely examining every category of our expenditures to lower our spending wherever possible.

Other Key Highlights

Non-cash Impairment Charges: During the quarter ended March 31, 2020, the Company recorded $1,851.9 million of non-cash impairment charges related to long lived assets, indefinite-lived intangible assets and goodwill.

The impairment test for goodwill involves estimating the fair value of the reporting unit and comparing that value to its carrying value. A decline in the common stock price and prices of the Company’s corporate borrowings and the resulting impact on market capitalization are two of several factors considered when making this evaluation.

Conference Call / Webcast Information

The Company will host a conference call via webcast for investors and other interested parties beginning at 4:00 p.m. CST/5:00 p.m. EST on Tuesday, June 9, 2020. To listen to the conference call via the internet, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

Participants may also listen to the call by dialing (877) 407-3982, or (201) 493-6780 for international participants.  An archive of the webcast will be available on the Company’s website after the call for a limited time.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 1,000 theatres and 11,000 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, web site and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. AMC operates among the most productive theatres in the United States' top markets, having the #1 or #2 market share positions in 21 of the 25 largest metropolitan areas of the United States. AMC is also #1 or #2 in market share in 9 of the 15 countries it serves in North America, Europe and the Middle East. For more information, visit www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com.  We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding the impact of COVID-19 and our liquidity. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general, including AMC’s response to the COVID-19 virus related to suspension of operations at theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at AMC’s facilities to protect the health and well-being of AMC’s customers and employees; the general volatility of the capital markets and the market price of AMC’s Class A common stock; motion picture production and performance; AMC’s lack of control over distributors of films; increased use of alternative film delivery methods or other forms of entertainment; general and international economic, political, regulatory and other risks, including risks related to the United Kingdom’s exit from the European Union or widespread health emergencies, or other pandemics or epidemics; risks and uncertainties relating to AMC’s significant indebtedness, including AMC’s borrowing capacity under its revolving credit agreement; AMC’s ability to execute cost cutting and revenue enhancement initiatives as previously disclosed and in connection with response to COVID-19; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in the Company’s Form 10-Q for the quarter ended March 31, 2010 filed with the SEC, the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2019 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(Tables follow)

AMC Entertainment Holdings, Inc.

Consolidated Statements of Operations

For the Quarterly Periods Ended March 31, 2020 and March 31, 2019

(dollars in millions, except share and per share data)

(unaudited)

	Quarter Ended
	March 31
	2020	2019
Revenues
Admissions	$568.0	$731.5
Food and beverage	288.1	368.8
Other theatre	85.4	100.1
Total revenues	941.5	1,200.4

Operating costs and expenses
Film exhibition costs	271.7	365.3
Food and beverage costs	53.4	61.5
Operating expense, excluding depreciation and amortization below	356.9	402.8
Rent	237.8	242.0
General and administrative:
Merger, acquisition and other costs	0.2	3.3
Other, excluding depreciation and amortization below	33.2	46.2
Depreciation and amortization	122.5	113.0
Impairment of long-lived assets, indefinite-lived intangible assets and goodwill	1,851.9	—
Operating costs and expenses	2,927.6	1,234.1

Operating loss	(1,986.1)	(33.7)
Other expense (income):
Other expense	26.9	29.8
Interest expense:
Corporate borrowings	71.3	71.3
Finance lease obligations	1.6	2.1
Non-cash NCM exhibitor services agreement	9.9	10.2
Equity in (earnings) loss of non-consolidated entities	2.9	(6.5)
Investment expense (income)	9.4	(16.1)
Total other expense, net	122.0	90.8

Loss before income taxes	(2,108.1)	(124.5)
Income tax provision	68.2	5.7
Net loss	$(2,176.3)	$(130.2)

Diluted loss per share	$(20.88)	$(1.25)

Average shares outstanding diluted (in thousands)	104,245	103,783

Consolidated Balance Sheet Data (at period end):

(dollars in millions)

(unaudited)

	As of	As of
	March 31, 2020	December 31, 2019
Cash and cash equivalents	$299.8	$265.0
Corporate borrowings	5,040.8	4,753.4
Other long-term liabilities	212.0	195.9
Finance lease liabilities	95.2	99.9
Stockholders' equity (deficit)	(1,074.0)	1,214.2
Total assets	11,238.3	13,675.8

Consolidated Other Data:

(in millions, except operating data)

(unaudited)

	Quarter Ended
	March 31
Consolidated	2020	2019
Net cash provided by (used in) operating activities	$(184.0)	$1.4
Net cash used in investing activities	$(87.4)	$(98.5)
Net cash provided by (used in) financing activities	$312.4	$(33.9)
Adjusted free cash flow	$(220.0)	$(49.8)
Free cash flow	$(275.7)	$(113.4)
Capital expenditures	$(91.7)	$(114.8)
Screen additions	13	21
Screen dispositions	74	68
Construction openings, net	(7)	(49)
Average screens	8,873	10,684
Number of screens operated	10,973	10,995
Number of theatres operated	996	1,001
Screens per theatre	11.0	11.0
Attendance (in thousands)	60,495	79,825

Segment Other Data:

(in millions, except per patron amounts and operating data)

(unaudited)

	Quarter Ended
	March 31
	2020	2019
Other operating data:
Attendance (patrons, in thousands):
U.S. markets	39,669	54,979
International markets	20,826	24,846
Consolidated	60,495	79,825

Average ticket price (in dollars):
U.S. markets	$9.81	$9.37
International markets	$8.59	$8.70
Consolidated	$9.39	$9.16

Food and beverage revenues per patron (in dollars):
U.S. markets	$5.46	$5.23
International markets	$3.43	$3.27
Consolidated	$4.76	$4.62

Average Screen Count (month end average):
U.S. markets	6,665	8,000
International markets	2,208	2,684
Consolidated	8,873	10,684

Segment Information:

(unaudited, in millions)

	Quarter Ended
	March 31
	2020	2019
Revenues
U.S. markets	$661.3	$867.2
International markets	280.2	333.2
Consolidated	$941.5	$1,200.4

Adjusted EBITDA
U.S. markets	$(3.8)	$77.5
International markets	6.9	30.7
Consolidated	$3.1	$108.2

Capital Expenditures
U.S. markets	$56.9	$75.5
International markets	34.8	39.3
Consolidated	$91.7	$114.8

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin (1):

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31
	2020	2019
Net loss	$(2,176.3)	$(130.2)
Plus:
Income tax provision	68.2	5.7
Interest expense	82.8	83.6
Depreciation and amortization	122.5	113.0
Impairment of long-lived assets, indefinite-lived intangible assets and goodwill (2)	1,851.9	—
Certain operating expenses (3)	2.1	2.5
Equity in (earnings) loss of non-consolidated entities (4)	2.9	(6.5)
Cash distributions from non-consolidated entities (5)	7.6	10.5
Attributable EBITDA (6)	(0.1)	0.9
Investment expense (income)	9.4	(16.1)
Other expense (7)	26.9	29.9
Non-cash rent - purchase accounting (8)	2.3	7.6
General and administrative expense—unallocated:
Merger, acquisition and other costs (9)	0.2	3.3
Stock-based compensation expense (10)	2.7	4.0
Adjusted EBITDA (1)	$3.1	$108.2
Adjusted EBITDA margin (1)	0.3%	9.0%
Total revenues	$941.5	$1,200.4
Net loss margin (11)	-131.2%	-10.8%
Rent	$237.8	$242.0

1)

We present Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance.  We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA and Adjusted EBITDA margin are non-U.S. GAAP financial measures commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA and Adjusted EBITDA margin because we believe they provide management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA and Adjusted EBITDA margin:

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	excludes income tax payments that represent a reduction in cash available to us; and

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)

During the three months ended March 31, 2020, we recorded non-cash impairment charges of $1,124.9 million and $619.4 million related to the enterprise fair values of our Domestic Theatres and International Theatres reporting units, respectively. We recorded non-cash impairment charges related to our long-lived assets of $81.4 million on 57 theatres in the U.S. markets with 658 screens which were related to property, net, operating lease right-of-use assets, net and other long-term assets and $9.9 million on 23 theatres in the International markets with 213 screens which were related to property, net and operating lease right-of-use assets, net, during the three months ended March 31, 2020. We recorded non-cash impairment charges related to our indefinite-lived intangible assets of $5.9 million and $2.4 million related to the Odeon and Nordic tradenames, respectively, during the three months ended March 31, 2020. We also recorded non-cash impairment charges of $8.0 million related to our definite-lived intangible assets.

3)

Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent expense, and disposition of assets and other non-operating gains or losses included in operating expenses. The Company has excluded these items as they are non-cash in nature or are non-operating in nature.

4)

Equity in (earnings) loss of non-consolidated entities was primarily due to equity in loss from DCIP of $1.9 million for the three months ended March 31, 2020 and equity in earnings from DCIP of $5.6 million for the three months ended March 31, 2019.

5)

Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. The Company believes including cash distributions is an appropriate reflection of the contribution of these investments to its operations.

6)

Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain international markets. See below for a reconciliation of the Company’s equity (earnings) loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where the Company holds a significant market share, the Company believes attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. The Company also provides services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Attributable EBITDA

(dollars in millions)

(Unaudited)

	Quarter Ended
	March 31
	2020	2019
Equity in (earnings) loss of non-consolidated entities	$2.9	$(6.5)
Less:
Equity in (earnings) loss of non-consolidated entities excluding international theatre JV's	2.1	(6.0)
Equity in (earnings) loss of International theatre JV's	(0.8)	0.5
Income tax benefit	(0.1)	—
Investment income	(0.2)	(0.2)
Depreciation and amortization	0.8	0.6
Other expense	0.2	—
Attributable EBITDA	$(0.1)	$0.9

7)

Other expense for the three months ended March 31, 2020 and March 31, 2019 was primarily due to the decrease in the fair value of the Company’s derivative asset for the contingent call option related to the Class B common stock purchase and cancellation agreement of $20.1 million and $15.1 million expense, respectively, the change in fair value of the Company’s derivative liability for the embedded conversion feature in the Company’s Convertible Notes due 2024 of a gain of $0.5 million and loss of $13.3 million, respectively, credit losses related to contingent lease guarantees of $5.3 million and $0, respectively, and foreign currency transaction losses of $2.0 million and $0.5 million, respectively.

8)

Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842 and deferred rent benefit related to the impairment of right-of-use operating lease assets in calendar year 2019 due to the adoption of ASC 842.

9)	Merger, acquisition and other costs are excluded as they are non-operating in nature.

10)	Stock-based compensation expense is non-cash or non-recurring expense included in General and Administrative: Other.

11)	Net loss margin is defined as net loss divided by total revenues.

Reconciliation of Adjusted Free Cash Flow and Free Cash Flow (1)

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31
	2020	2019

Net cash provided by (used in) operating activities	$(184.0)	$1.4
Plus:
Merger, acquisition and other costs (2)	0.2	3.3
Less:
Maintenance capital expenditures (3)	20.1	19.3
Landlord contributions (5)	16.1	35.2
Adjusted free cash flow (1)	$(220.0)	$(49.8)

	Quarter Ended
	March 31
	2020	2019

Net cash provided by operating activities	$(184.0)	$1.4
Less: total capital expenditures	(91.7)	(114.8)
Free cash flow (1)	$(275.7)	$(113.4)

Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures (4)	$49.3	$70.5
Maintenance capital expenditures (3)	20.1	19.3
Change in construction payables (6)	22.3	25.0
Total capital expenditures	$91.7	$114.8

AMC is disclosing non-U.S. GAAP financial measures “Adjusted Free Cash Flow” and “Free Cash Flow” as measures of our liquidity.  We believe these measures are indicative of our ability to generate cash in excess of maintenance capital expenditures and certain other non-operating costs and for other uses including repayment of our corporate borrowings and generating cash for growth opportunities.

1)

We present “Adjusted Free Cash Flow” and “Free Cash Flow” as supplemental measures of our liquidity.  Management uses Adjusted Free Cash Flow measure and we believe it is helpful to investors as an indication of our ability to generate cash in-excess-of maintenance capital expenditures and certain other non-operating and costs and for other uses including repayment of our corporate borrowings and generating cash for growth opportunities. Adjusted Free Cash Flow is a non-U.S. GAAP financial measure and is defined as net cash provided by operating activities, plus merger, acquisition and other costs, less maintenance capital expenditures and landlord contributions. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. It should be considered in addition to, not a substitute for or superior to net cash provided by operating activities.

Free cash flow is an important financial measure for use in evaluating our liquidity, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

The term adjusted free cash flow and free cash flow may differ from similar measures reported by other companies. Also provided is a reconciliation of Capital Expenditures disclosed in the Consolidated Statement of Cash Flows made up of growth capital expenditures, maintenance capital expenditures and change in construction payables as further explanation of the components of adjusted free cash flow.

2)	Merger, acquisition and other costs are excluded as they are non-operating.

3)

Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

4)

Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities. We did not deduct these from adjusted free cash flow because they are discretionary, and the related benefits may not be fully reflected in our net cash provided by operating activities.

5)	Landlord contributions represent reimbursements in our strategic growth initiatives by our landlords.

6)

Change in construction payables are changes in amounts accrued for capital expenditures and are not deducted or added back to Adjusted Free Cash Flow and Free Cash Flow as they fluctuate significantly from period to period based on the timing of actual payments.

Select Consolidated Constant Currency Financial Data (see Note 11):

Quarter Ended March  31, 2020

(dollars in millions) (unaudited)

	Quarter Ended
	March 31, 2020
	Constant Currency (11)
	US	International	Total
Revenues
Admissions	$389.1	$183.6	$572.7
Food and beverage	216.6	73.2	289.8
Other theatre	55.6	30.7	86.3
Total revenues	661.3	287.5	948.8

Operating costs and expenses
Film exhibition costs	198.9	74.7	273.6
Food and beverage costs	34.9	19.0	53.9
Operating expense	251.9	107.9	359.8
Rent	174.4	65.2	239.6
General and administrative:
Merger, acquisition and other costs	0.3	(0.1)	0.2
Other	17.3	16.5	33.8
Depreciation and amortization	92.4	30.9	123.3
Impairment of long-lived assets	1,214.3	678.4	1,892.7
Operating costs and expenses	1,984.4	992.5	2,976.9

Operating loss	(1,323.1)	(705.0)	(2,028.1)
Other expense	25.5	1.3	26.8
Interest expense	80.8	2.0	82.8
Equity in loss of non-consolidated entities	1.9	1.0	2.9
Investment expense (income)	9.4	(0.1)	9.3
Total other expense, net	117.6	4.2	121.8
Loss before income taxes	(1,440.7)	(709.2)	(2,149.9)
Income tax provision (benefit)	(2.9)	74.1	71.2
Net loss	$(1,437.8)	$(783.3)	$(2,221.1)

Attendance	39,669	20,826	60,495
Average Screens	6,665	2,208	8,873
Average Ticket Price	$9.81	$8.82	$9.47

Reconciliation of Consolidated Constant Currency Adjusted EBITDA and Adjusted EBITDA Margin (see Note 11):

Quarter Ended March  31, 2020

(dollars in millions) (unaudited)

Quarter Ended
March 31, 2020
Constant Currency (11)
Net loss	$(2,221.1)
Plus:
Income tax benefit	71.2
Interest expense	82.8
Depreciation and amortization	123.3
Impairment of long-lived assets (2)	1,892.7
Certain operating expenses (3)	2.1
Equity in loss of non-consolidated entities (4)	2.9
Cash distributions from non-consolidated entities (5)	7.6
Attributable EBITDA (6)	—
Investment expense	9.3
Other expense (7)	26.8
Non-cash rent expense - purchase accounting (8)	2.3
General and administrative expense—unallocated:
Merger, acquisition and other costs (9)	0.2
Stock-based compensation expense (10)	2.7
Adjusted EBITDA (1)	$2.8
Adjusted EBITDA margin (1)	0.3%
Total revenues	$948.8
Net loss margin (12)	-134.1%

Adjusted EBITDA (in millions) (1)
U.S. markets	$(3.8)
International markets	6.6
Total Adjusted EBITDA	$2.8

1)

We present Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues. In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA and Adjusted EBITDA margin are non-U.S. GAAP financial measures commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA and Adjusted EBITDA margin because we believe they provide management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as analytical tools, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA and Adjusted EBITDA margin:

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	excludes income tax payments that represent a reduction in cash available to us; and

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)

During the three months ended March 31, 2020, we recorded non-cash impairment charges of $1,124.9 million and $619. million related to the enterprise fair values of our Domestic Theatres and International Theatres reporting units, respectively. We recorded non-cash impairment charges related to our long-lived assets of $81.4 million on 57 theatres in the U.S. markets with 658 screens which were related to property, net, operating lease right-of-use assets, net and other long-term assets and $9.9 million on 23 theatres in the International markets with 213 screens which were related to property, net and operating lease right-of-use assets, net, during the three months ended March 31, 2020. We recorded non-cash impairment charges related to our indefinite-lived intangible assets of $5.9 million and $2.4 million related to the Odeon and Nordic tradenames, respectively, during the three months ended March 31, 2020. We also recorded non-cash impairment charges of $8.0 million related to our definite-lived intangible assets.

3)

Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

4)	Equity in loss of non-consolidated entities was primarily due to equity in loss from DCIP of $1.9 million for the three months ended March 31, 2020.

5)

Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

6)

Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain international markets. See below for a reconciliation of our equity (earnings) loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Constant Currency Attributable EBITDA

(Unaudited)

Quarter Ended
March 31,
2020
Constant Currency
Equity in loss of non-consolidated entities	$2.9
Less:
Equity in (earnings) loss of non-consolidated entities excluding international theatre JV's	2.1
Equity in earnings of International theatre JV's	(0.8)
Income tax benefit	(0.1)
Investment income	(0.2)
Depreciation and amortization	0.8
Other expense	0.3
Attributable EBITDA	$—

7)

Other expense for the three months ended March 31, 2020 was primarily due to the decrease in the fair value of the Company’s derivative asset for the contingent call option related to the Class B common stock purchase and cancellation agreement of $20.1 million, the change in fair value of the Company’s derivative liability for the embedded conversion feature in the Company’s Convertible Notes due 2024 of a gain of $0.5 million, credit losses related to contingent lease guarantees of $5.3 million, and foreign currency transaction losses of $2.0 million.

8)

Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense, due to the adoption of ASC 842 and deferred rent benefit related to the impairment of right-of-use operating lease assets in calendar year 2019 due to the adoption of ASC 842.

9)	Merger, acquisition and other costs are excluded as it is non-operating in nature.

10)	Stock-based compensation expense is non-cash or non-recurring expense included in General and Administrative: Other.

11)

The International segment information for the three months ended March 31, 2020 has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2019. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

12)	Net loss margin is defined as net loss divided by total revenues.

Reconciliation of Adjusted Net Loss and Adjusted Loss Per Common share:

Quarter Ended March 31, 2020

(dollars in millions, except share and per share data)

(unaudited)

	Quarter Ended
	March 31,	March 31,
	2020	2019
Numerator:
Net loss	$(2,176.3)	$(130.2)
Calculation of adjusted net loss for basic and diluted loss per share:
Impairment of long-lived assets	1,851.9	—
Marked-to-market loss on derivative asset	20.1	15.1
Marked-to-market loss (gain) on derivative liability	(0.5)	13.3
Tax benefit for Spain valuation allowance	73.2	—
Adjusted net loss for basic loss per share	$(231.6)	$(101.8)
Interest expense for Convertible Notes due 2024	—	—
Adjusted net loss for diluted loss per share	$(231.6)	$(101.8)

Denominator (shares in thousands):
Weighted average shares for basic earnings (loss) per common share	104,245	103,783
Common equivalent shares for RSUs and PSUs	—	—
Common equivalent shares if converted: convertible notes due 2024	—	—
Weighted average shares for diluted earnings (loss) per common share	104,245	103,783

Adjusted basic loss per common share	$(2.22)	$(0.98)
Adjusted diluted loss per common share	$(2.22)	$(0.98)

We present adjusted net earnings (loss) for basic and diluted loss per share and adjusted basic and diluted net earnings (loss) per common share as supplemental measures of our performance. We have included these measures because we believe they provide management and investors with additional information that is helpful when evaluating our underlying performance and comparing our results on a  year-over-year normalized basis. Adjusted net earnings (loss) for basic and diluted loss per share eliminates the impact of certain items that we do not consider indicative of our underlying operating performance. These adjustments are itemized above. Adjusted net earnings (loss) per (basic and diluted) common share is adjusted net earnings (loss) (for basic and diluted purposes) divided by weighted average basic and diluted shares outstanding. Weighted average shares for diluted purposes include common equivalents for RSUs, PSUs, and the conversion of our Convertible Notes due 2024 if dilutive. Adjusted net earnings (loss) for diluted earnings per share removes the interest expense on the Convertible Notes due 2024 if dilutive. The impact of RSUs, PSUs, conversion of Convertible Notes due 2024 and the interest expense on the Convertible Notes due 2024 was anti-dilutive in each period other than the quarter ended December 31, 2019. You are encouraged to evaluate the adjustments itemized above and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net earnings (loss) and adjusted net earnings (loss) per common share, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted net earnings (loss) and adjusted net earnings (loss) per common share (basic and diluted) should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted net earnings (loss) and adjusted net earnings (loss) per common share are non-U.S. GAAP financial measures and should not be construed as alternatives to net earnings (loss) and earnings (loss) per common share (basic and diluted) as indicators of operating performance (as determined in accordance with U.S. GAAP). Adjusted net earnings (loss) and adjusted net earnings (loss) per common share (basic and diluted) may not be comparable to similarly titled measures reported by other companies.

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